UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 3rd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2018, The ONE Group Hospitality, Inc. (the “Company”) announced the transition of Celeste Fierro from her role as Senior Vice President -- Operations to a newly created role of Vice President of Special Events, effective October 1, 2018.

Item 8.01	Other Events.

On September 28, 2018, the Company also announced the appointment of Connie Collins as Vice President of Operations and Global Training. Prior to joining the Company, Ms. Collins served as the Chief Operating Officer at Bravo Brio Restaurants Inc. and held various roles with McCormick & Schmick’s Seafood Restaurants, Starr Restaurants, Copeland’s of New Orleans and Clyde’s Restaurant Group.

Also on September 28, 2018, Tyler Loy has joined the Company in a newly created position as Vice President of Strategy and Measurement. Mr. Loy most recently served as VP of Finance for Pacific Bells and was previously VP of Off-Premises and Catering for Einstein Noah Restaurant Group.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2018	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Emanuel Hilario
	Name:	Emanuel Hilario
	Title:	President and Chief Executive Officer